                                                                     EXHIBIT 4.2

                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

          THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment") dated as of August 31, 2005, by and between FULTON FINANCIAL CORPORATION, a Pennsylvania corporation, as Borrower, and SUNTRUST BANK, a Georgia banking corporation, as Lender.

                                   WITNESSETH:

          WHEREAS, Borrower executed and delivered to Lender a Revolving Credit Agreement (the "Agreement") dated July 12, 2004 establishing a $50,000,000 two year revolving credit facility (as amended or modified from time to time, the "Credit Agreement"; capitalized terms used in this Amendment without definition that are defined in the Credit Agreement shall have the meanings in this Amendment as specified for such capitalized terms in the Credit Agreement);

          WHEREAS, Borrower and Lender have agreed to amend the Credit Agreement in certain respects as set forth in this Amendment;

          NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, and effective as of the Effective Date (as hereinafter defined), the Credit Agreement is hereby amended as follows:

     (a) Schedule 7.1 of the Credit Agreement is hereby amended as of the Closing Date by deleting it in its entirety and replacing it with Schedule 7.1 attached hereto.

     (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the defined term "Applicable Margin" and substituting in lieu thereof the following:

          "APPLICABLE MARGIN" shall mean, as of any date, with respect to all Eurodollar Loans outstanding on any date during the Availability Period, the applicable percentage per annum set forth below, based upon the debt ratings by S&P, Moody's and Fitch of the Borrower (as more particularly described below) applicable on such date:

  RATING CATEGORY
 S&P/MOODY'S/FITCH    APPLICABLE MARGIN
 -----------------    -----------------
> or = A+/A1/A+              0.27%
A2/A2/A                      0.35%

A-/A3/A-                   0.425%
BBB+/Baa1/BBB+              0.50%
< or = BBB/Baa2/BBB         0.60%

          The Applicable Margin will be based on the two highest ratings from S&P, Moody's and Fitch. If the two highest ratings are split by one
          (1) level, then the Applicable Margin will be based on the lower of the two ratings. If the two highest ratings are split by more than one
          (1) level, the Applicable Percentage will be based on the lowest of the three ratings. A change in the Applicable Margin resulting from a change in the debt ratings shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of a rating agency shall change or if any two of the three rating agencies shall cease to be in the business of rating corporate debt obligations of the Borrower, the Borrower and the Lender shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of debt ratings from such rating agencies, and pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the lowest debt rating of the remaining rating agency or agencies; provided, that if the Borrower and the Lender have not agreed upon an amendment within ninety (90) days after such change, the Applicable Margin shall become 0.60% per annum from such date until an amendment in a form satisfactory to the Lender has been executed. The debt ratings to be utilized for purposes of determining the Applicable Margin are those assigned to the senior, unsecured long-term debt securities of the Borrower without third-party enhancement, whether or not any such debt securities are actually outstanding, and any debt rating assigned to any other debt security of the Borrower shall be disregarded.

     (c) Section 1.1 of the Credit Agreement is hereby amended by deleting the defined term "Applicable Percentage" and substituting in lieu thereof the following:

          "APPLICABLE PERCENTAGE" as of any date, with respect to the facility fee, the percentage per annum determined by reference to the applicable rating category as set forth below, based upon the debt ratings by S&P, Moody's and Fitch of the Borrower (as more particularly described below) applicable on such date:

  RATING CATEGORY
 S&P/MOODY'S/FITCH    APPLICABLE PERCENTAGE
 -----------------    ---------------------
> or = A+/A1/A+                0.08%
A2/A2/A                        0.10%
A-/A3/A-                      0.125%
BBB+/Baa1/BBB+                 0.15%
< or = BBB/Baa2/BBB            0.15%

          The Applicable Percentage will be based on the two highest ratings from S&P, Moody's and Fitch. If the two highest ratings are split by one (1) level, then the Applicable Margin will be based on the lower of the two ratings. If the two highest ratings are split by more than one (1) level, the Applicable Percentage will be based on the lowest of the three ratings. A change in the Applicable Percentage resulting from a change in the debt ratings shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of a rating agency shall change or if any two of the three rating agencies shall cease to be in the business of rating corporate debt obligations of the Borrower, the Borrower and the Lender shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of debt ratings from such rating agencies, and pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the lowest debt rating of the remaining rating agency or agencies; provided, that if the Borrower and the Lender have not agreed upon an amendment within ninety (90) days after such change, the Applicable Percentage shall become 0.15% per annum from such date until an amendment in a form satisfactory to the Lender has been executed. The debt ratings to be utilized for purposes of determining the Applicable Percentage are those assigned to the senior, unsecured long-term debt securities of the Borrower without third-party enhancement, whether or not any such debt securities are actually outstanding, and any debt rating assigned to any other debt security of the Borrower shall be disregarded.

     (d) Section 1.1 of the Credit Agreement is hereby amended by deleting the defined term "Commitment Termination Date" and substituting in lieu thereof the following:

          "COMMITMENT TERMINATION DATE" shall mean the earliest of (i) September 30, 2007, (ii) the date on which the Revolving Commitment is terminated pursuant to Section 2.3 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

     (e) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in the appropriate alphabetical order:

          "FITCH" shall mean Fitch, Inc., and its successors.

          "S&P" shall mean Standard & Poor's, a division of the McGraw-Hill Companies, Inc., and its successors.

     (f) Section 2.3(a) of the Credit Agreement is hereby amended by deleting the first sentence thereof and substituting in lieu thereof the following:

          Upon the request of the Borrower at any time prior to September 30, 2007, and in the sole discretion of the Lender, the Revolving Commitment may be increased up to $100,000,000.

     (g) Section 2.6(a) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

          (a) The Borrower agrees to pay to the Lender a facility fee, which shall accrue at the Applicable Percentage (calculated on the basis of a 360-day year for the actual number of days outstanding) on the Revolving Commitment, payable in arrears on the last Business Day of each March, June, September, and December of each year and on the Commitment Termination Date; provided, that if the Lender continues to have any Revolving Loans outstanding after the Commitment Termination Date, then the facility fee shall continue to accrue on the daily amount of such outstanding Revolving Loans from and after the Commitment Termination Date to the date that all of the Lender's outstanding Revolving Loans have been paid in full; provided further, that any facility fees accruing after the Commitment Termination Date shall be payable on demand. A change in the facility fee resulting from a change in the debt ratings shall be effective as of the date on which it is first announced by the applicable rating agency.

     (h) Section 7.1 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (c), by deleting the period at the end of clause
(d) and replacing such period with a semicolon, and by adding the following new clauses (e), (f) and (g):

          (e) (i) Indebtedness owed by the Borrower or any Affiliate of the Borrower (as defined in Regulation W of the FRB and sections 23A and 23B of the Federal Reserve Act) to any Financial Institution Subsidiary not in violation of Regulation W of the FRB (as amended, supplemented or otherwise modified), or (ii) Indebtedness owed by any Subsidiary to the Borrower or (iii) Indebtedness owed by the Borrower or any Subsidiary to a Subsidiary other than a Financial Institution Subsidiary; provided, that such Indebtedness is subordinated to the Indebtedness under this Agreement on the following terms: (i) no part of the principal of such Indebtedness is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the Commitment Termination Date and the payment of principal of which, and any other obligations of the Borrower with respect thereof, are subordinated to the prior payment in full of principal and interest (including post-petition interest) and all other obligations and amounts of the Borrower to the Lender hereunder, and (ii) no part of the interest accruing on such Indebtedness is payable, without the prior written consent of the Lender, after a Default or Event of Default has occurred and is continuing;

          (f) Indebtedness consisting of Commercial Paper. "COMMERCIAL PAPER" as used herein shall mean any certificated or uncertificated security issued by the Borrower to a customer of a Financial Institution Subsidiary maintaining a demand deposit or other type of account with such Financial Institution Subsidiary that is purchased by such customer from the Borrower, provided, that any such Commercial Paper shall be offset on a 1:1 basis with cash deposits or advances by Borrower in or to such Financial Institution Subsidiary; and

          (g) Indebtedness created, incurred, assumed or existing as a result of any merger with, or acquisition of, any other Person; provided, that immediately after giving effect to such merger or acquisition and the creating, incurring, assumption or existence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing; and provided further, that such Indebtedness is subordinated to the Indebtedness under this Agreement on the terms set forth in clauses (d)(i) and (ii) of this Section, except that the prior approval of the Lender shall not be required.

          SECTION 2. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective on (the "Effective Date") the later to occur of (x) August 31, 2005, and (y) the first day when the Lender shall have received counterparts of this Amendment as executed on behalf of Borrower and the Lender.

          SECTION 3. STATUS OF OBLIGATIONS. Borrower hereby confirms and agrees that all Revolving Loans and all other Obligations outstanding under the Credit Agreement and the other Loan Documents as of the date hereof were duly and validly created and incurred by Borrower thereunder, that all such outstanding amounts are owed in accordance with the terms of the Credit Agreement and other Loan Documents, and that there are no rights of offset, defense, counterclaim, claim or objection in favor of Borrower arising out of or with respect to any of the Loans or other Obligations of Borrower to the Lender, and any such rights of offset, defense, counterclaim, claims or objections have been and are hereby waived and released by Borrower.

          SECTION 4. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower, without limiting the representations and warranties provided in the Credit Agreement, represents and warrants to the Lender as follows:

          4.1 The execution, delivery and performance by Borrower of this Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the certificate of incorporation or by-laws of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

          4.2 This Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

          4.3 After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

          4.4 The representations and warranties of Borrower contained in the Credit Agreement are true and accurate on and as of the date of this Amendment, except for changes expressly permitted under the terms of the Credit Agreement and except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and accurate as of such earlier date).

          4.5 Since March 31, 2005, there have been no events, acts, conditions or occurrences of whatever nature, singly or in the aggregate, which have had, or could reasonably be expected to have, a Material Adverse Effect.

          SECTION 5. SURVIVAL. Each of the foregoing representations and warranties shall be made at and as of the date of this Amendment and shall be deemed to have been made as of the date hereof. Each of the foregoing representations and warranties shall constitute a representation and warranty of Borrower under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made or deemed to have been made. Each of the foregoing representations and warranties shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Lender.

          SECTION 6. RATIFICATION OF CREDIT AGREEMENT AND LOAN DOCUMENTS. Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement (as amended herein) and the other Loan Documents. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

          SECTION 7. INDEMNITY. In consideration of the amendments agreed to by the Lender pursuant to this Amendment, Borrower hereby indemnifies the Lender, and its respective officers, partners, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to this Amendment, the Credit Agreement or any other Loan Documents or any actual or proposed use of the proceeds of any of the Revolving Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct.

          SECTION 8. NO WAIVER, ETC. Borrower hereby agrees that nothing herein shall constitute a waiver by the Lender of any Default or Event of Default, whether known or unknown, which may exist under the Credit Agreement. Borrower hereby further agrees that no action, inaction or agreement by the Lender, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Credit Agreement which may have occurred with respect to the non-performance of any obligation under the terms of the Credit Agreement or any portion thereof, or any other matter relating to the Credit Agreement, shall require or imply any future indulgence, waiver, or agreement by the Lender.

          SECTION 9. BINDING NATURE. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

          SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

          SECTION 11. ENTIRE UNDERSTANDING. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

          SECTION 12. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

                  [remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

                                        FULTON FINANCIAL CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SUNTRUST BANK,


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                  SCHEDULE 7.1

                              DESCRIPTION                                  BALANCE
                              -----------                                ----------
Treasury Tax and Loan Note                                                5,039,432

Capital Leases                                                              225,000

Trust Preferred Securities (net of unamortized issuance costs)           38,980,727

Fulton Financial Corporation's inter-company line of Credit commitment   72,000,000

This schedule excludes FHLB advances, federal funds purchased and customer repos.